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     As filed with the Securities and Exchange Commission on August 31, 2000


                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 August 31, 2000


                  Exact name of Registrant as specified
Commission        in its charter, address of principal           State of           I.R.S. Employer
File No.          executive offices, telephone number         Incorporation       Identification No.
1-8349            FLORIDA PROGRESS CORPORATION                   Florida               59-2147112
                  One Progress Plaza
                  St. Petersburg, Florida 33701
                  Telephone (727) 824-6400

1-3274            FLORIDA POWER CORPORATION                      Florida               59-0247770
                  One Progress Plaza
                  St. Petersburg, Florida 33701
                  Telephone (727) 820-5151

The address of neither registrant has changed since the last report.

This combined Form 8-K represents separate filings by Florida Progress Corporation and Florida Power Corporation. Information contained herein relating to an individual registrant is filed by that registrant on its own behalf. Florida Power makes no representations as to the information relating to Florida Progress' diversified operations.




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Item 5.  Other Events

The following report is being made to provide the public with access to the information that Florida Progress intends to provide in its answer to questions concerning the letter discussed below.

On August 18, 2000, Mr. Edwin Dove, who claims to be a customer of and an investor in CP&L Energy, filed an intervention at the Securities and Exchange Commission ("SEC") in connection with the pending application for approval of the proposed combination of CP&L Energy and Florida Progress. Both companies believe that the issues raised in Mr. Dove's letter are addressed in their application. The companies continue to plan for a fall closing.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This report contains forward-looking statements relating to the impact of a filing by an unaffiliated individual person with a federal regulatory body that must approve the referenced business combination. Those statements involve risks and uncertainties that could cause actual results or outcomes to differ materially from expectations. Key factors that could have a direct bearing on the companies' abilities to fulfill those expectations include the nature and timing of actions by the SEC and its staff.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           FLORIDA PROGRESS CORPORATION
                                           FLORIDA POWER CORPORATION

                                           By: /s/ Pamela A. Saari
                                               --------------------------
                                                   Pamela A. Saari
                                                   Treasurer of each Registrant


Date: August 31, 2000













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